--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                           AMENDMENT TO REPORT FILED
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                AMENDMENT NO. 1


                               SEPTEMBER 26, 1996
                Date of report (date of earliest event reported)


                                   SPSS INC.
               (Exact name of registrant as specified in charter)

        DELAWARE                            33-64732                    36-2815480
(State or other jurisdiction        (Commission File Number)         (I.R.S. Employer
    of incorporation)                                              Identification Number)



                             444 N. MICHIGAN AVENUE
                            CHICAGO, ILLINOIS  60611
          (Address of Principal Executive Offices, Including Zip Code)


                                 (312) 329-2400
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)



--------------------------------------------------------------------------------

        The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Report on Form 8-K dated September 26, 1996 as set forth in the pages attached hereto.

Item 7. Financial Statements and Exhibits. The financial statements are amended by filing the following financial statements and pro forma financial information:

(a) Financial statements of business acquired:

                      FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS


CLEAR SOFTWARE INC.

Independent Auditors' Report                                                                         F-1

Balance Sheet as of December 31, 1995                                                                F-2

Statement of Income and Retained Earnings for the year ended December 31, 1995                       F-3

Statement of Cash Flows for the year ended December 31, 1995                                         F-4

Notes to Financial Statements                                                                  F-5 - F-7

Balance Sheet as of June 30, 1996 (unaudited)                                                        F-8

Statements of Income for the six months ended June 30, 1995 (unaudited) and 1996
(unaudited)                                                                                          F-9

Statements of Cash Flows for the six months ended June 30, 1995
(unaudited) and 1996 (unaudited)                                                                    F-10

Notes to Unaudited Financial Statements                                                             F-11


UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINING FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Consolidated Combining Balance Sheet as of
June 30, 1996                                                                                       F-12

Unaudited Pro Forma Condensed Consolidated Combining Statement of Income for the
year ended December 31, 1995                                                                        F-13

Unaudited Pro Forma Condensed Consolidated Combining Statement of Income for the
six months ended June 30, 1996.                                                                     F-14

Notes to Unaudited Pro Forma Condensed Consolidated Combining Financial                             F-15
Statements


EXHIBITS

Independent Auditors' Consent                                                                       23.1


                          Independent Auditors' Report



The Board of Directors
Clear Software, Inc.:


We have audited the accompanying balance sheet of Clear Software, Inc., as of December 31, 1995, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clear Software, Inc. at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                KPMG PEAT MARWICK LLP


Boston, Massachusetts
August 9, 1996

                              CLEAR SOFTWARE, INC.

                                 Balance Sheet

                               December 31, 1995


     Assets (note 5)
     ---------------

 Current assets:
    Cash                                                              $145,566
    Trade accounts receivable, net of allowance for
      doubtful accounts of $15,000 (note 9)                            291,256
    Inventory                                                           24,340
                                                                      --------

           Total current assets                                        461,162

 Property and equipment, net (notes 2 and 3)                             5,083
                                                                      --------

           Total assets                                               $466,245
                                                                      ========

      Liabilities and Stockholders' Equity
      ------------------------------------

 Current liabilities:
    Accounts payable                                                  $271,083
    Accrued expenses                                                     1,967
                                                                      --------

           Total current liabilities                                   273,050
                                                                      --------

 Commitments (note 4)

 Stockholders' equity:
    Common stock, $.001 par value, authorized 300,000 shares, issued
      and outstanding 106,500 shares                                       107
    Additional paid-in capital                                          16,193
    Retained earnings                                                  176,895
                                                                      --------

           Total stockholders' equity                                  193,195
                                                                      --------

           Total liabilities and stockholders' equity                 $466,245
                                                                      ========



See accompanying notes to financial statements.

                              CLEAR SOFTWARE, INC.

                   Statement of Income and Retained Earnings

                          Year ended December 31, 1995



              Net revenues (note 9)                    $2,755,265
                                                       ----------

              Operating expenses:
                 Direct cost of revenues                  206,136
                 Sales and marketing                    1,772,201
                 Research and development                 315,515
                 General and administrative               402,583
                                                       ----------

                      Total operating expenses          2,696,435
                                                       ----------

                      Operating income                     58,830
                                                       ----------

              Other income (expense):
                 Interest income                            1,066
                 Interest expense (note 5)                 (1,963)
                 Payments to a related party (note 6)     (45,000)
                                                       ----------
                      Total other expense                 (45,897)
                                                       ----------


                      Net income                           12,933

              Retained earnings, beginning of year        175,802

              Less dividends                              (11,840)
                                                       ----------

              Retained earnings, end of year             $176,895
                                                       ==========



See accompanying notes to financial statements.

                              CLEAR SOFTWARE, INC.

                            Statement of Cash Flows

                          Year ended December 31, 1995



    Cash flows from operating activities:
       Net income                                                    $12,933
       Adjustments to reconcile net income to net cash provided by operating activities:
            Depreciation                                              21,455
            Stock option compensation expense                         15,300
            Changes in operating asset/liability accounts:
              Accounts receivable                                     (5,344)
              Inventory                                              (21,362)
              Accounts payable                                        99,208
              Accrued expenses                                        (5,724)
                                                                    --------

                   Net cash provided by operating activities         116,466
                                                                    --------

    Cash flows from investing activities:
       Purchase of property and equipment                            (17,511)
                                                                    --------

                   Net cash used in investing activities             (17,511)
                                                                    --------

    Cash flows from financing activities:
       Repayment of notes payable                                     (7,200)
       Dividends                                                     (11,840)
                                                                    --------

                   Net cash used in financing activities             (19,040)
                                                                    --------

    Net increase in cash                                              79,915

    Cash at beginning of year                                         65,651
                                                                    --------

    Cash at end of year                                             $145,566
                                                                    ========

    Supplemental disclosure of cash flow information:
       Cash paid for interest                                           $181
                                                                    ========



See accompanying notes to financial statements.

                              CLEAR SOFTWARE, INC.

                         Notes to Financial Statements

                               December 31, 1995


(1)  NATURE OF BUSINESS

     Clear Software, Inc. ("Clear" or the "Company") develops, markets, and sells diagramming and flowcharting applications designed for non-technical professionals. The Company, established in 1987, is located in Newton, Massachusetts. The primary product, all Clear, automatically draws charts or decision trees from text to help businesses document their critical procedures.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  Revenue Recognition
     The Company recognizes revenues from software sales upon shipment of the software.

     (b)  Property and Equipment
     Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets (three to seven years).

     (c)  Research and Development Costs
     Research and development costs are charged to expense as incurred.

     (d)  Income Taxes
     The Company is an S Corporation for income tax purposes; therefore, federal and state income taxes are borne by the stockholders. Distributions to shareholders are made to cover their additional personal tax liabilities due to corporate income.

     (e)  Use of Estimates
     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(3)  PROPERTY AND EQUIPMENT

     Property and equipment and the related accumulated depreciation consist of the following


                 Computer equipment                  $101,535
                 Office furniture and equipment         7,293
                                                     --------
                                                      108,828
                 Less accumulated depreciation        103,745
                                                     --------

                                                     $  5,083
                                                     ========

                                                               (Continued)

                                     F-5




                              CLEAR SOFTWARE, INC.

                         Notes to Financial Statements



(4)  LEASES

     The Company leases office facilities and certain equipment under noncancelable operating leases expiring in 1998. The future minimum lease payments under these leases are as follows:



       Year
       ----

       1996                                      $ 102,774
       1997                                        100,023
       1998                                          3,180
                                                 ---------
       Total future minimum lease payments       $ 205,977
                                                 =========

Rent expense amounted to $80,477 for the year ended December 31, 1995.



(5)  NOTE PAYABLE TO BANK

     Note payable to bank consists of borrowings under a $100,000 line-of-credit agreement. Interest is payable monthly at an annual rate equal to 2% above the Bank's lending rate (9% at December 31, 1995). The line-of-credit is secured by the assets of the Company and is guaranteed by certain shareholders. At December 31, 1995, there were no outstanding borrowings under this agreement.

(6)  RELATED PARTY TRANSACTIONS

     The Company is related by common ownership to BZIX Development, Inc.
        ("BZIX") which developed the programming code for the Company's original products. These products are no longer sold by the Company. During 1995, the Company entered into a settlement agreement with BZIX granting the Company the license to BZIX's programming code. The settlement agreement requires a payment of $22,500 at execution and a maximum monthly payment of $7,500 to BZIX for two years. The license is considered fully paid upon the sale of the Company. During 1995, the Company incurred expenses of $45,000 in accordance with the agreement.

(7)  STOCK OPTIONS

     During 1995, the Company granted 10,500 non-qualified stock options to three key employees at an exercise price of $.20. The options may be exercised at various dates as specified at the time of the grant and vest over a five month period. All options vest 100% in the event of a change in control of ownership. If the employee's term of employment ends, any outstanding options are canceled. At December 31, 1995, 8,500 shares were exercisable.


                                                                   (Continued)

                              CLEAR SOFTWARE, INC.

                         Notes to Financial Statements


(8)  BENEFIT PLAN

     In January 1996, the Company established a 401(K) plan (the "Plan") covering all eligible employees who qualify based on age and length of service requirements. The Plan allows employees to defer a percentage of their annual salary. The Company may also match a percentage of employee contributions.

(9)  SIGNIFICANT CUSTOMER

     One customer accounted for 22% of net sales in 1995. Included in accounts receivable as of December 31, 1995 are amounts due from this customer of approximately $135,000.

(10) SALE OF COMPANY

     The Company is in the process of finalizing an agreement to sell all of its outstanding common stock to SPSS, Inc. A definitive agreement is expected to be signed in September 1996.

CLEAR SOFTWARE INC.

Balance Sheet

June 30, 1996

(Unaudited)


ASSETS
Current assets:
   Cash                                                                            $ 133,696
   Accounts receivable, net of allowances of $15,000                                 410,832
   Inventory                                                                          21,270
   Other assets                                                                       22,710
                                                                                   ---------
Total current assets                                                                 588,508
Property and equipment, net                                                           11,033
                                                                                   ---------
                                                                                   $ 599,541
                                                                                   =========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                                   187,108
  Accrued expenses                                                                     1,511
                                                                                   ---------
Total current liabilities                                                            188,619
                                                                                   ---------

Stockholders' equity:
  Common stock, $.001 par value, authorized 300,000 shares, issued
     and outstanding 106,500 shares                                                      107

  Additional paid-in capital                                                          16,193
  Retained earnings                                                                  394,622
                                                                                   ---------

Total stockholders' equity                                                           410,922
                                                                                   ---------
                                                                                   $ 599,541
                                                                                   =========


See accompanying notes to unaudited financial statements.

CLEAR SOFTWARE INC.

Statements of Income

Six months ended June 30, 1995 and 1996

(Unaudited)


                                             1995        1996
Net revenues                              $1,442,280  $1,659,858

Cost of revenues                              87,561      93,143
                                          ----------  ----------
Gross profit                               1,354,719   1,566,715
                                          ----------  ----------
Operating expenses:
       Sales and marketing                   836,307     972,757
       Product development                   139,794     176,650
       General and administrative            149,988     161,582
                                          ----------  ----------
Operating expenses                         1,126,089   1,310,989
                                          ----------  ----------
Operating income                             228,630     255,726
                                          ----------  ----------
Other income (expense):
       Interest income                           802         149
       Interest expense                         (988)       (648)
       Other                                       -     (37,500)
                                          ----------  ----------
Other income (expense)                          (187)    (37,999)
                                          ----------  ----------
Income before income taxes                   228,444     217,727

Income tax expense                                 -           -
                                          ----------  ----------
Net income                                $  228,444  $  217,727
                                          ==========  ==========




See accompanying notes to unaudited financial statements.

CLEAR SOFTWARE INC.

Statements of Cash Flows

Six months ended June 30, 1995 and 1996

(Unaudited)


                                                            1995       1996
Cash flows from operating activities:
  Net income                                               $ 228,444   $217,727
  Adjustments to reconcile net income to net cash
    provided by operating activities:
     Changes in operating asset/liability accounts:
        Accounts receivable                                  (48,769)  (119,576)
        Inventories                                          (18,504)     3,070
        Accounts payable                                     (58,774)   (83,975)
        Accrued expenses                                      (6,120)      (455)
        Other                                                      -    (22,710)
                                                           ---------   --------
Net cash provided by (used in) operating activities           96,277     (5,919)
                                                           ---------   --------
Cash flows from investing activities:
  Purchase of property and equipment                          (5,243)    (5,951)
                                                           ---------   --------
Net cash used in investing activities                         (5,243)    (5,951)
                                                           ---------   --------
Cash flows from financing activities:
  Repayment of notes payable                                  (7,200)         -
  Dividends                                                  (11,840)         -
                                                           ---------   --------
Net cash used in financing activities                        (19,040)         -
                                                           ---------   --------
Net change in cash and cash equivalents                       71,994    (11,870)
Cash and cash equivalents at beginning of period              65,651    145,566
                                                           ---------   --------
Cash and cash equivalents at end of period                 $ 137,645   $133,696
                                                           =========   ========

Supplemental disclosures of cash flow information:

  Interest Paid                                            $   1,660   $    648
                                                           =========   ========


See accompanying notes to unaudited financial statements.

CLEAR SOFTWARE INC.

Notes to Unaudited Financial Statements

--------------------------------------------------------------------------------

(1) BASIS OF PRESENTATION

    The accompanying unaudited interim financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the results of the interim periods presented. All such adjustments are of a normal recurring nature.

    These financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended
    December 31, 1995 included elsewhere herein.

                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                           COMBINING BALANCE SHEET
                                JUNE 30, 1996
                                (in thousands)



                                                                      Clear     Pro Forma   SPSS Inc.
                                                        SPSS Inc.    Software   Adjustments Pro Forma
                                                        ---------    --------   ----------- ---------
ASSETS
Current assets:
   Cash & cash equivalents                                $  11,511     $   134        $  -    $ 11,645
   Accounts receivable, net                                  12,083         411           -      12,494
   Other current assets                                       3,301          44           -       3,345
                                                          ---------     -------        ----    --------
     Total current assets                                    26,895         589           -      27,484
                                                          ---------     -------        ----    --------
Net equipment and leasehold improvements                      4,977          11           -       4,988
Capitalized software development costs, net                   6,748           -           -       6,748
Other assets                                                  3,878           -           -       3,878
                                                          ---------     -------        ----    --------
     Total assets                                         $  42,498     $   600        $  -    $ 43,098
                                                          =========     =======        ====    ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accruals                          $  13,628     $   189        $  -    $ 13,817
   Deferred revenues                                          5,348           -           -       5,348
                                                          ---------     -------        ----    --------
     Total current liabilities                               18,976         189           -      19,165
                                                          ---------     -------        ----    --------
Other non-current liabilities                                 2,177           -           -       2,177

Stockholders' equity                                         21,345         411           -      21,756
                                                          ---------     -------        ----    --------
     Total liabilities and stockholders' equity           $  42,498     $   600        $  -    $ 43,098
                                                          =========     =======        ====    ========





 See notes to unaudited pro forma condensed consolidated combining financial statements.

                  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        COMBINING STATEMENT OF INCOME
                         Year Ended December 31, 1995
                      (in thousands, except share data)


                                                                   Clear      Pro Forma    SPSS Inc.
                                                       SPSS Inc.  Software   Adjustments   Pro Forma
                                                       ---------  --------   -----------   ---------
Net revenues:
     Desktop products                               $     46,101   $ 2,755        $    -   $  48,856
     Large System products                                10,694         -             -      10,694
     Other products and service                            6,234         -             -       6,234
                                                    ------------   -------        ------   ---------
Net revenues                                              63,029     2,755             -      65,784

Cost of revenues                                           6,177       206             -       6,383
                                                    ------------   -------        ------   ---------
Gross profit                                              56,852     2,549             -      59,401
                                                    ------------   -------        ------   ---------
Operating expenses:
     Sales and marketing                                  33,287     1,772             -      35,059
     Product development                                   8,614       315             -       8,929
     General and administrative                            4,446       403             -       4,849
     Nonrecurring items                                    2,466         -             -       2,466
     Acquisition-related charges                           1,051         -             -       1,051
                                                    ------------   -------        ------   ---------
Operating expenses                                        49,864     2,490             -      52,354
                                                    ------------   -------        ------   ---------
Operating income                                           6,988        59             -       7,047
                                                    ------------   -------        ------   ---------
Other income (expense):
     Net interest income (expense)                           172        (1)            -         171
     Other                                                   177       (45)            -         132
                                                    ------------   -------        ------   ---------
Other income (expense)                                       349       (46)            -         303
                                                    ------------   -------        ------   ---------
Income before income taxes                                 7,337        13             -       7,350
Income tax expense                                         2,968         -             -       2,968
                                                    ------------   -------        ------   ---------
Net income                                          $      4,369   $    13        $    -   $   4,382
                                                    ============   =======        ======   =========
Net income per share                                $       0.57   $  0.12        $    -   $    0.56
                                                    ============   =======        ======   =========
Shares used in computing net income per share          7,598,739   107,984             -   7,768,740
                                                    ============   =======        ======   =========





See notes to unaudited pro forma condensed consolidated combining financial statements.

                  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        COMBINING STATEMENT OF INCOME
                        Six Months Ended June 30, 1996
                      (in thousands, except share data)


                                                                        Clear           Pro Forma          SPSS Inc.
                                                     SPSS Inc.         Software         Adjustments        Pro Forma
                                                     ---------         --------         -----------       ---------
Net revenues:
     Desktop products                              $   25,619          $  1,660            $    -        $   27,279
     Large System products                              5,467                 -                 -             5,467
     Other products and service                         3,130                 -                 -             3,130
                                                   ----------          --------            ------        ----------
Net revenues                                           34,216             1,660                 -            35,876

Cost of revenues                                        3,303                93                 -             3,396
                                                   ----------          --------            ------        ----------
Gross profit                                           30,913             1,567                 -            32,480
                                                   ----------          --------            ------        ----------
Operating expenses:
     Sales and marketing                               17,613               973                 -            18,586
     Product development                                5,283               177                 -             5,460
     General and administrative                         2,521               162                 -             2,683
                                                   ----------          --------            ------        ----------
Operating expenses                                     25,417             1,312                 -            26,729
                                                   ----------          --------            ------        ----------
Operating income                                        5,496               255                 -             5,751
                                                   ----------          --------            ------        ----------
Other income (expense):
     Net interest income                                  225                (1)                -               224
     Other                                                (69)              (37)                -              (106)
                                                   ----------          --------            ------        ----------
Other income (expense)                                    156               (38)                -               118
                                                   ----------          --------            ------        ----------
Income before income taxes                              5,652               217                 -             5,869
Income tax expense                                      1,929                 -                 -             1,929
                                                   ----------          --------            ------        ----------
Net income                                         $    3,723          $    217            $    -        $    3,940
                                                   ==========          ========            ======        ==========
Net income per share                               $     0.48          $   1.88            $    -        $     0.49
                                                   ==========          ========            ======        ==========

Shares used in computing net income per share       7,818,397           115,950                 -         8,001,963
                                                   ==========          ========            ======        ==========





See notes to unaudited pro forma condensed consolidated combining financial statements.

SPSS INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated
Combining Financial Statements

-------------------------------------------------------------------------------

NOTE A - DESCRIPTION OF BUSINESS COMBINATION

On September 26, 1996, SPSS acquired all of the outstanding common stock of Clear Software Inc., for 183,833 shares of SPSS Inc. common stock. The accompanying pro forma financial statements give effect to the merger applying the pooling-of-interests method of accounting.

NOTE B - COSTS OF THE BUSINESS COMBINATION

The unaudited pro forma condensed consolidated combining financial statements do not include any adjustments relating to costs associated with the business combination.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                SPSS INC.
                                                (Registrant)



                                                By: /s/ Robert Brinkmann
                                                    --------------------
                                                    Controller



Date:  October 31, 1996